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                                                                   Exhibit 21

                           SOUTH JERSEY GAS COMPANY
                          SUBSIDIARIES OF REGISTRANT
                            AS OF DECEMBER 31, 1999


                            Percentage of
                            Voting Securities                  State of
                            Owned by Parent     Relationship   Incorporation
                            --------------------------------------------------
South Jersey Gas Company    Registrant          Parent         New Jersey

SJG Capital Trust           100                 Subsidiary     Delaware



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